Exhibit 99.1

SUBSCRIPTION AGREEMENT

Banner Resources Inc.
Suite 302, 2484 Haywood Avenue
West Vancouver, British Columbia V7V 1Y1
Fax: (604) 926-0915
Email: jamiedisher@hotmail.com

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of common stock (the "Shares") of Banner Resources Inc. (the "Company") at a price of US$0.10 per share (the "Subscription Price").

The Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such shares.

MAKE CERTIFIED CHECK PAYABLE TO: Banner Resources Inc.

The Purchaser hereby acknowledges receipt of Registration Statement on Form SB-2 and Offering Memorandum.

The Purchaser confirms that he is a resident of __________________________ (Purchaser, please complete). The Purchaser further acknowledges that the Shares have not been registered under the securities laws of Canada and there are restrictions on the Purchaser's ability to resell the Shares as described in the Form SB-2 and Offering Memorandum. The Purchaser agrees to resell the Shares only in accordance with the provisions of the applicable securities regulations.

The Purchaser hereby represents and warrants to the Company as follows:

1. he is not (and is not acquiring the Shares for the account or benefit of) a U.S. person or person in the United States;

2. he did not execute or deliver this exercise form while within the United States; and

3. he has in all other respects complied with the terms of Regulation S of the United States Securities Act of 1933, as amended (the "US Securities Act"), or any successor rule or regulation of the United States Securities and Exchange Commission as presently in effect

Annexed as Appendix 1 to this subscription agreement is a Form 45-106F4 "Risk Acknowledgement", which must be completed and signed by all Purchasers. Purchasers are encouraged to keep a copy of the completed Form 45-106F4 for their records. Annexed as Appendix 2 to this subscription agreement is a declaration for removal of restrictive legend, to be completed by Purchasers who wish to remove the legend on their share certificates. Each such appendix forms an integral part of this subscription agreement and the Purchaser should review each carefully.

If the Purchaser is a resident of British Columbia, the Purchaser may sell the Shares without filing a prospectus under the B.C. Securities Act if the Purchaser is able to rely on an exemption under B.C. securities laws, the availability of which is to be established to the satisfaction of the Company. One such exemption the Purchaser may rely on is the B.C. Securities Commission's Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" to comply with B.C. securities laws to resell the Shares.

According to BC Instrument 72-502, a B.C. resident who acquired securities under a prospectus exemption in a company that is not a reporting issuer under the B.C. Securities Act may sell those securities without filing a prospectus under the Act, if the following conditions are met:

(1)	The securities of the company are registered under section 12 of the U.S. Securities Exchange Act of 1934, as amended, or the company is required to file reports under section 15(d) of that Act.
(2)	The seller's residential address or registered office is in British Columbia.
(3)	A 4-month period has passed since the date the company issued the securities to the seller, or a control person sold the securities to the seller.
(4)	If the seller is a control person of the company, then the seller has held the securities for at least 6 months.
(5)

The number of securities the seller proposes to sell under BCI 72-502, plus the number of securities of the company of the same class that the seller has sold in the preceding 12-month period, does not exceed 5% of the company's outstanding securities of the same class.

(6)	The seller sells the securities through a registered investment dealer.
(7)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
(8)	There has been no unusual effort made to prepare the market or create a demand for the securities.
(9)	The seller has not paid any extraordinary commission or other consideration for the trade.
(10)

If the seller is an insider of the company, the seller reasonably believes that the company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the company.

The Purchaser hereby consents to the placement of a legend on all certificates representing the Shares in substantially the following form:

"As long as the Company is not a reporting issuer in any Canadian province or territory, the securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an exemption from the requirements to provide the Subscriber with a prospectus and to sell securities through a person registered to sell securities under the applicable securities legislation, the availability of which is to be established to the satisfaction of the Company."

Executed this _____ day of _____________, 200___, at _____________________________________________ (Street Address), ________________ (City), ________________ (State/Province) ________ (Zip Code).

_____________________________________
Signature of Purchaser

_____________________________________
Printed Name of Purchaser

_____________________________________

_____________________________________
Address of Purchaser
(residential for individual, business for non-individuals)

Registration Instructions:
The Securities should be registered in following name and address: (1)

_____________________________________

_____________________________________

_____________________________________

Note (1): If Registration Instructions is not completed, the Securities will be registered in the name as printed on the signature clause.

_____________________________________ Social Security Number/Tax I.D. Tel. no. __________________ Email address: ____________________	Delivery Instructions: _____________________________________ _____________________________________ _____________________________________
Number of Shares Purchased: _________________ Total Subscription Price: $_____________ Form of Payment: Cash _________________ Check# _________________ Other _________________

ACCEPTED THIS _____ DAY OF ________________, 200_______.

BANNER RESOURCES INC.

BY: ______________________________

Title: ___________________________

Appendix 1 to Subscription Agreement

Form 45-106F4

Risk Acknowledgement

o I acknowledge that this is a risky investment.

o I am investing entirely at my own risk.

o No securities regulatory authority has evaluated or endorsed the merits of these securities or the disclosure in the offering memorandum.

o The person selling me these securities is not registered with a securities regulatory authority and has no duty to tell me whether this investment is suitable for me. [Instruction: Delete if sold by registrant]

o I will not be able to sell these securities except in very limited circumstances. I may never be able to sell these securities. [Instruction: Delete if issuer is reporting]

o I will not be able to sell these securities for 4 months. [Instruction: Delete if issuer is not reporting or if the purchaser is a Manitoba resident]

o I could lose all the money I invest.

I am investing $____________ [total consideration] in total; this includes any amount I am obliged to pay in future. Banner Resources Inc. will pay $zero [amount of fee or commission] of this to    not applicable              [name of person selling the securities] as a fee or commission.

I acknowledge that this is a risky investment and that I could lose all the money I invest.

____________________________                       ____________________________________
Date                                                                 Signature of Purchaser

                                                                        ____________________________________
                                                                        Print name of Purchaser

Sign 2 copies of this document. Keep one copy for your records.

W A R N I N G

You have 2 business days to cancel your purchase [Instruction: The issuer must complete this section before giving the form to the purchaser.]

To do so, send a notice to [name of issuer] stating that you want to cancel your purchase. You must send the notice before midnight on the 2nd business day after you sign the agreement to purchase the securities. You can send the notice by fax or email or deliver it in person to [name of issuer] at its business address. Keep a copy of the notice for your records.

Issuer Name and Address:
Banner Resources Inc.
Suite 302, 2484 Haywood Avenue
West Vancouver, British Columbia V7V 1Y1
Fax: 604-926-0915	Email: jamiedisher@hotmail.com

You are buying Exempt Market Securities

They are called exempt market securities because two parts of securities law do not apply to them. If an issuer wants to sell exempt market securities to you:

o the issuer does not have to give you a prospectus (a document that describes the investment in detail and gives you some legal protections), and

o the securities do not have to be sold by an investment dealer registered with a securities regulatory authority.

There are restrictions on your ability to resell exempt market securities. Exempt market securities are more risky than other securities.

You will receive an offering memorandum Read the offering memorandum carefully because it has important information about the issuer and its securities. Keep the offering memorandum because you have rights based on it. Talk to a lawyer for details about these rights.

You will not receive advice [Instruction: Delete if sold by registrant]

You will not get professional advice about whether the investment is suitable for you. But you can still seek that advice from a registered adviser or investment dealer. In Alberta, Manitoba, Northwest Territories, Prince Edward Island, Québec and Saskatchewan to qualify as an eligible investor, you may be required to obtain that advice. Contact the Investment Dealers Association of Canada (website at www.ida.ca) for a list of registered investment dealers in your area.

The securities you are buying are not listed [Instruction: Delete if securities are listed or quoted]

The securities you are buying are not listed on any stock exchange, and they may never be listed. You may never be able to sell these securities.

The issuer of your securities is a non-reporting issuer [Instruction: Delete if issuer is reporting]

A non-reporting issuer does not have to publish financial information or notify the public of changes in its business. You may not receive ongoing information about this issuer.

For more information on the exempt market, call your local securities regulatory authority. [Instruction: Insert the name, telephone number and website address of the securities regulatory authority in the jurisdiction in which you are selling these securities.]

[Instruction: The purchaser must sign 2 copies of this form. The purchaser and the issuer must each receive a signed copy.]

Appendix 2 to Subscription Agreement

DECLARATIONS FOR REMOVAL OF RESTRICTIVE LEGEND

To: Banner Resources Inc. (the "Company") and its legal counsels

The undersigned acknowledges that the sale of ________________________ common shares (the "Shares") of the Company, represented by certificate number __________, to which this declaration relates, is being made in reliance on an exemption from filing a prospectus under the B.C. securities laws. The undersigned certifies that:

(initial
appropriate
paragraph)
______	(A)	the undersigned is relying on an exemption under B.C. securities laws, such exemption is namely: _______________________________; OR
______	(B)	the undersigned is relying on B.C. Instrument 72-502 "Trade In Securities of U.S. Registered Issuers" and certifies that:
		(1)	The undersigned's residential address or registered office is in British Columbia.
		(2)	A 4-month period has passed since the date the Company issued the securities to the seller, or a control person sold the securities to the undersigned.
		(3)	If the undersigned is a control person of the Company, then the undersigned has held the securities for at least 6 months.
(4)

The number of securities the undersigned proposes to sell under BCI 72-502, plus the number of securities of the Company of the same class that the undersigned has sold in the preceding 12-month period, does not exceed 5% of the Company's outstanding securities of the same class.

		(5)	The undersigned is selling the securities through a registered investment dealer.
		(6)	The registered investment dealer executes the trade through an exchange, or market, outside Canada.
		(7)	There has been no unusual effort made to prepare the market or create a demand for the securities.
		(8)	The undersigned has not paid any extraordinary commission or other consideration for the trade.
(9)

If the undersigned is an insider of the Company, the undersigned reasonably believes that the Company is not in default of the securities legislation (including U.S. federal and state securities legislation) that governs the Company.

By: _________________________________________ Signature	Date: _________________
Name (please print) _____________________________

Affirmation by Seller's Broker-Dealer (registered investment dealer), to be completed if B.C. Instrument 72-502 is being relied on.

We have read the foregoing representations of our customer, _____________________________ (the "Seller"), dated _______________________, with regard to our sale, for such Seller's account, of the _________________ Shares, represented by certificate number ______________ (the "Shares"), of the Company described therein, and on behalf of ourselves we certify and affirm that (A) the transaction will be executed through an exchange, or market, outside of Canada; (B) neither we, nor any person acting on our behalf, will not solicit nor arrange for the solicitation of orders to buy the securities in anticipation of or in connection with the transaction, or otherwise make any unusual effort to prepare the market or create a demand for the securities; and (C) we will receive no more than the usual and customary broker or dealer compensation.
_________________________________________________ Name of Firm	Date: _________________
By: _____________________________________________ Signature of Authorized Officer
_____________________________________________ Print Name of Authorized Officer